Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement No. 333-254473 and No. 333-254472 for Nuveen Preferred & Income Opportunities Fund and Nuveen Preferred & Income Securities Fund, respectively, on Form N-2 of our report dated September 29, 2023, with respect to the financial statements and financial highlights of Nuveen Preferred & Income Opportunities Fund and Nuveen Preferred & Income Securities Fund.

/s/ KPMG LLP

Chicago, Illinois

October 2, 2023